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                                                                   Exhibit 99(a)

                            CORPORATE EXPRESS, INC.

                             STOCK OPTION PLAN FOR
                      UNITED TRANSNET, INC. OPTIONHOLDERS

         1.       PURPOSE

         The purpose of this Stock Option Plan for United TransNet, Inc. Optionholders (the "Plan") is to encourage directors, key employees and consultants of United TransNet, Inc. and its subsidiaries to continue their association with Corporate Express, Inc. (the "Company") by providing favorable opportunities for them to participate in the ownership of the Company and in its future growth through the assumption by the Company of stock, stock options and other rights to compensation previously granted under the United TransNet, Inc. 1995 Stock Incentive Plan. The term "Subsidiary" as used in the Plan means a corporation of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent (50%) or more of the total combined voting power of all classes of stock.

         2.       ADMINISTRATION OF THE PLAN

         The Plan shall be administered by a committee (the "Committee") consisting of two or more members of the Company's Board of Directors (the "Board"). The "Committee" may be the Compensation Committee of the Board.

         The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. The Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations, of the Plan and of options granted thereunder (the "Options") shall be subject to the determination of the Committee, which shall be final and binding. The Plan shall be administered in such a manner as to permit those Options granted hereunder and specially designated under Section 4 hereof as an ISO to qualify as incentive stock Options as described in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").
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         3.       STOCK SUBJECT TO THE PLAN

         The total number of shares of stock which may be subject to Options under the Plan shall be 103,967.55 shares of the Company's Common Stock, $.0002 par value per share, from either authorized but unissued shares or treasury shares; provided that the number of shares stated in this Section 3 shall be subject to adjustment in accordance with the provisions of Section 6 hereof. Shares of Common Stock subject to an Option that is not fully exercised prior to its expiration or other termination, shall again become available for grant under the terms of the Plan.

         4.       TERMS AND CONDITIONS OF OPTIONS

         Every Option shall be evidenced by a written Stock Option Agreement in such form as the Committee shall approve from time to time, specifying the number of shares of Common Stock that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an incentive stock option ("ISO") or a non-qualified stock option ("NSO"), and such other terms and conditions as the Committee shall approve, and containing or incorporating by reference the following terms and conditions:

                  (a) Duration. The duration of each Option shall be as
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         specified in the Stock Option Agreement; provided, however, that no ISO shall expire later than ten (10) years after its date of grant, and no ISO granted to an employee who owns (directly or under the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary shall expire later than five (5) years after its date of grant.

                  (b) Exercise Price. The exercise price of each Option shall be
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         any lawful consideration, as specified in the Stock Option Agreement;
         provided, however, that the price with respect to an ISO shall be at least one hundred percent (100%) of the fair market value of the shares on the date on which the Option was awarded, which shall be considered the date of grant of the Option for purposes of fixing the price; and provided further that the price with respect to an ISO granted to an employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary shall be at least one hundred ten percent (110%) of the fair market value of the shares on the date of grant of the ISO. For purposes of the Plan, except as may be otherwise explicitly provided in the Plan or in any Stock Option Agreement or similar document, the "fair market value" of a share of Common Stock at any particular date shall be determined according to the following rules: (i) if the Common Stock is at the time
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         listed or admitted to trading on any stock exchange or the Nasdaq
         National Market, then the fair market value shall be the mean between the lowest and highest reported sale prices (or the lowest reported bid price and the highest reported asked price) of the Common Stock on the date in question on the principal exchange on which the Common Stock is then listed or admitted to trading; or (ii) if the Common Stock is not at the time listed or admitted to trading on a stock exchange or the Nasdaq National Market, the fair market value shall be the closing price of the Common Stock on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Board and regularly reporting the price of the Common Stock in such market; provided, however, that if the price of the Common Stock is not so reported, the fair market value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Board to have occurred at arm's length between willing and knowledgeable investors, or (2) an appraisal by an independent party, or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect. If no reported sale of Common Stock takes place on the date in question on the principal exchange or the Nasdaq National Market, as the case may be, then the reported closing price of the Common Stock on such date on the principal exchange or the Nasdaq National Market, as the case may be, shall be determinative of fair market value.

                  (c) Method of Exercise. To the extent that it has become
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         exercisable under the terms of the Stock Option Agreement, an Option may be exercised from time to time by written notice to the Secretary or Assistant Secretary of the Company stating the number of shares with respect to which the Option is being exercised and accompanied by payment of the exercise price in cash or by check payable to the order of the Company, or other payment or deemed payment described in this subsection 4(c). Such notice shall be delivered in person or by facsimile transmission or shall be sent by registered mail, return receipt requested.

                  Alternatively, payment of the exercise price may be made, to the extent provided in the Stock Option Agreement, in whole or in part, in shares of Common Stock owned by the Optionee; provided, however, that the Optionee may not make payment in shares of Common Stock that he acquired upon the earlier exercise of any ISO, unless he has held the shares until at least two (2) years after the date the ISO was granted and at least one (1) year after the date the ISO was exercised. If payment is made in whole or in part in shares of Common Stock, then the Optionee shall deliver to the Company certificates registered in his name representing a number of shares of Common Stock legally and beneficially owned by him, fully vested and free of all liens, claims and
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         encumbrances of every kind and having a fair market value on the date of delivery that is not greater than the exercise price, such certificates to be duly endorsed, or accompanied by stock powers duly endorsed, by the record holder of the shares represented by such certificates. If the exercise price exceeds the fair market value of the shares for which certificates are delivered, the Optionee shall also deliver cash or a check payable to the order of the Company in an amount equal to the amount of that excess.

                  Payment may also be made, in the discretion of the Committee, by delivery (including by facsimile) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price.

                  At the time specified in an Optionee's notice of exercise, which shall not be earlier than the fifteenth (15th) day after the date of the notice except as may be mutually agreed, the Company shall, without issue or transfer tax to the Optionee, deliver to him at the main office of the Company, or such other place as shall be mutually acceptable, a certificate for the shares as to which his Option is exercised. If the Optionee fails to pay for or to accept delivery of all or any part of the number of shares specified in his notice upon tender of delivery thereof, his right to exercise the Option with respect to those shares shall be terminated, unless the Company otherwise agrees.

                  (d) Notice of ISO Stock Disposition. The Optionee must notify
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         the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of an ISO, before the later of (i) the second anniversary of the date of grant of the ISO, and (ii) the first anniversary of the date the shares were issued upon his exercise of the ISO.

                  (e) Effect of Cessation of Employment. Each Stock Option
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         Agreement shall specify the effect, if any, of the termination of the
         Optionee's employment upon the exercisability of the Option.

                  (f) No Rights as Stockholder. An Optionee shall have no rights
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         as a stockholder with respect to any shares covered by an Option until the date of issuance of a certificate to him for the shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the certificate is issued, other than as required or permitted pursuant to Section 6.
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                  (g) Substituted Option. With the consent of the Optionee, the
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         Committee shall have the authority at any time and from time to time to terminate any outstanding Option and grant in substitution for it a new Option covering the same number or a different number of shares.

         5.       REQUIREMENTS OF LAW

         The Company shall not be required to sell or issue any shares upon the exercise of any Option if the issuance of such shares will result in a violation by the Optionee or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, as amended (the "Securities Act"), upon the exercise of any Option the Company shall not be required to issue shares unless the Board has received evidence satisfactory to it to the effect that the holder of the Option will not transfer such shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board shall be conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option to comply with any law or regulations of any governmental authority, including, without limitation, the Securities Act or applicable state securities laws.

         6.       CHANGES IN CAPITAL STRUCTURE

         In the event that the outstanding shares of Common Stock are hereafter changed for a different number or kind of shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities, a corresponding adjustment shall be made by the Committee in the number and kind of shares or other securities covered by outstanding Options. Any such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option, but the price per share specified in each Stock Option Agreement shall be correspondingly adjusted; provided, however, that no adjustment shall be made with respect to an ISO that would constitute a modification as defined in Section 424 of the Code. Any such adjustment made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Optionees.

         If while unexercised Options remain outstanding under the Plan the Company merges or consolidates with a wholly-owned subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction, the Optionees will be entitled to acquire shares of Common Stock of the reincorporated Company upon the same terms and conditions as were in effect immediately prior
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to such reincorporation (unless such reincorporation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above) and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the reincorporated Company.

         Except as otherwise provided in the preceding paragraph, if while unexercised Options remain outstanding under the Plan the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation), or is liquidated or sells or otherwise disposes of substantially all of its assets to another entity, or upon a Change of Control (as defined herein), then, except as otherwise specifically provided to the contrary in an Optionee's Stock Option Agreement, the Committee shall, except as set forth below, determine which of the following alternatives shall apply and shall thereupon amend if necessary the terms of all outstanding Options so that:

                  (i) after the effective date of such merger, consolidation, sale or Change of Control, as the case may be, each Optionee shall be entitled, upon exercise of an Option, to receive in lieu of shares of Common Stock the number and class of shares of such stock or other securities to which he would have been entitled pursuant to the terms of the merger, consolidation, sale or Change of Control if he had been the holder of record of the number of shares of Common Stock as to which the Option is being exercised, or shall be entitled to receive from the successor entity a new stock Option of comparable value,

                  (ii) all outstanding Options shall be cancelled as of the effective date of any such merger, consolidation, liquidation, sale or Change of Control, provided that each Optionee shall have the right to exercise his Option according to its terms during the period of ten (10) days ending on the day preceding the effective date of such merger, consolidation, liquidation or sale or Change of Control, or

                  (iii) all outstanding Options shall be canceled as of the effective date of any such merger, consolidation, liquidation, sale or Change of Control in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the Optionee would have received had the Option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise had been made prior to such merger, consolidation, liquidation, sale or Change in Control, less the option price therefor. Upon receipt of such consideration by the Optionee, his or her Option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the Optionee would have received if
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                  the Option had been exercised shall be determined in good
                  faith by the Committee, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 4(b).

                  For purposes of this Section 6, a "Change in Control" shall mean the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting or economic power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by (i) the Company or any of its subsidiaries or (ii) any corporation with re spect to which, following such acquisition, more than 50% of the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

                  In addition to the foregoing, the exercisability of all Options (except as described in clause (iii) above) shall accelerate, except as otherwise specifically set forth in the Optionee's Stock Option Agreement, upon such a liquidation, sale or Change in Control or, in the case of a merger or consolidation, only

                  (x) if such merger or consolidation involves a Change of Control of the Company and the Company is the survivor of such transaction, or

                  (y) if the Company is not the survivor of such merger or consolidation and such survivor is a corporation or other entity with respect to which, immediately following such transaction, more than 50% of the combined voting power of the then outstanding voting securities of such corporation or other entity entitled to vote generally in the election of directors, trustees or comparable governing person or body is not then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of substantially all of the outstanding voting securities of the Company immediately prior to such transaction in substantially the same proportion as their ownership, immediately prior to such transaction, of the combined
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         voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

Furthermore, in the case of a merger or consolidation to which the Company is a party and which is not a merger or consolidation as described in clause (x) or
(y) above, the provisions of clause (i) above shall apply to all Options except as otherwise specifically set forth in the Optionee's Stock Option Agreement.

         Upon such acceleration, any options or portion thereof originally designated as ISOs that no longer qualify as incentive stock options under
Section 422 of the Code as a result of such acceleration shall be redesignated as NSOs. All other adjustments to ISOs or assumptions of ISOs by any successor corporation shall preserve their status as ISOs.

         Except as expressly provided to the contrary in this Section 6, the issuance by the Company of shares of stock of any class for cash or property or for services, either upon direct sale or upon the exercise of rights or warrants, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect the number, class or price of shares of Common Stock then subject to outstanding Options.

         7.       MISCELLANEOUS

                  (a) No Guarantee of Employment. Neither the Plan nor any Stock
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         Option Agreement shall give an employee the right to continue in the employment of the Company or a Subsidiary, or give the Company or a Subsidiary the right to require an employee to continue in employment.

                  (b) Tax Withholding. To the extent required by law, the
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         Company or United TransNet, Inc. shall withhold or cause to be withheld income and other taxes with respect to any income recognized by an Optionee by reason of the exercise or vesting of an Option, and as a condition to the receipt of any Option the Optionee shall agree that if the amount payable to him by the Company or any Subsidiary in the ordinary course is insufficient to pay such taxes, then he shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

                  Without limiting the foregoing, the Committee may in its discretion permit any Optionee's withholding obligation to be paid in whole or in part in the form of shares of Common Stock, by withholding from the shares to be issued or by accepting delivery from the Optionee of shares already owned by him. The fair market value of the shares for such purposes shall be determined as set forth in Section 4(b). An Optionee may not make any such payment in the form of shares of Common Stock acquired upon the exercise of an ISO
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         until the shares have been held by him for at least two (2) years after the date the ISO was granted and at least one (1) year after the date the ISO was exercised. If payment of withholding taxes is made in whole or in part in shares of Common Stock, the Optionee shall deliver to the Company certificates registered in his name representing shares of Common Stock legally and beneficially owned by him, fully vested and free of all liens, claims and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such certificates.

                  (c) Use of Proceeds. The proceeds from the sale of shares
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         pursuant to Options shall constitute general funds of the Company.

                  (d) Compliance with Rule 16b-3. With respect to persons
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         subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule, or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.

         8.       EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF

PLAN

         The Plan shall be effective as of November 22, 1995. The Plan will terminate at the close of business on November 22, 2005. The Board may at any time amend the Plan, provided, however, that it will seek the approval of the Company's stockholders if required by the Internal Revenue Code or any other applicable rule or regulation. No amendment shall adversely affect outstanding Options without the consent of the Optionee. The Plan may be terminated at any time by action of the Board, but any such termination will not terminate any Options then outstanding, without the consent of the Optionee to whom such Options are issued.